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Exhibit 10.25

FORM OF FIRST AMENDMENT TO SEVERANCE AGREEMENT

        THIS FIRST AMENDMENT TO SEVERANCE AGREEMENT ("Amendment") is made this    day of                    , 2012, by and between Lone Pine Resources Inc., a Delaware corporation (the "Company"), and                    ("Employee").

        WHEREAS, the Company and Employee have heretofore entered into that certain Severance Agreement dated as of [    •    ], 2011 (the "Severance Agreement"); and

        WHEREAS, the Company and Employee desire to amend the Severance Agreement in certain respects;

        NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and Employee hereby agree that the Severance Agreement shall be amended as hereafter provided, effective as of the initial effective date of the Severance Agreement:

        1.     The word "material" shall be added immediately before the word "reduction" in Paragraph 1(b)(ii) of the Severance Agreement.

        2.     The word "material" shall be added immediately before the word "diminution" in each of Paragraphs 1(b)(iii) and 1(b)(iv) of the Severance Agreement.

        3.     The following new sentence shall be added to the end of Paragraph 1(b) of the Severance Agreement:

  "Notwithstanding the foregoing provisions of this Paragraph 1(b) or any other provision in this Agreement to the contrary, any assertion by Employee of a termination of employment based on a "Change in Duties" shall not be effective unless all of the following requirements are satisfied: (A) the condition described in clauses (i), (ii), (iii), (iv) or (v) of the preceding sentence giving rise to Employee's termination of employment must have arisen without Employee's consent; (B) Employee must provide written notice to the Company of such condition in accordance with Paragraph 5(g) within 20 days of the initial existence of the condition; and (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company."

        4.     The following new subparagraph (n) shall be added to the end of Paragraph 5 of the Severance Agreement:

          "(n)    Section 409A of the Internal Revenue Code.    The provisions of this Paragraph 5(n) shall only apply if Employee is an individual who is subject to Section 409A of the United States Internal Revenue Code of 1986, as amended (the "Code"). In such event, notwithstanding any provision herein to the contrary, for all purposes of this Agreement, Employee shall be considered to have terminated employment with the Company when Employee incurs a "separation from service" with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and applicable administrative guidance issued thereunder. In addition, the coverage (or equivalent benefits) required under Paragraph 3(b) hereof shall be provided to Employee through an arrangement that does not result in the benefits or reimbursements under such arrangement being includable in Employee's income under the Code. Further, any reimbursement of reasonable attorneys' fees and disbursements required under Paragraph 5(b) hereof shall be made not later than the close of Employee's taxable year following the taxable year in which Employee incurs the expense; provided, however, that, (i) upon Employee's termination of employment with the Company, in no event shall any additional reimbursement be made prior to the date that is six months after the date of Employee's termination of employment to the extent such payment delay is required under Section 409A(a)(2)(B)(i) of the Code, and (ii) in no event shall any reimbursement be made to Employee for such fees and disbursements incurred after the later of (A) Employee's death or (B) the date that is 10 years after the date of Employee's termination of employment with the Company."

        5.     As amended hereby, the Severance Agreement is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as herein provided.

"EMPLOYEE"

"COMPANY"
LONE PINE RESOURCES INC.
By:	Name: David M. Anderson Title: President and Chief Executive Officer

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  Exhibit 10.25
FORM OF FIRST AMENDMENT TO SEVERANCE AGREEMENT